UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2021

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York 10020
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2021, American International Group, Inc. (the “Company” or “AIG”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting the appointment of Shane Fitzsimons as Executive Vice President and Chief Financial Officer, effective January 1, 2022 (the “Effective Date”). AIG is filing this Amendment No.1 to the Original 8-K to report changes to Mr. Fitzsimons’s compensation arrangements in connection with his new position. Those changes were approved by the Compensation and Management Resources Committee of the Board of Directors of AIG on December 7, 2021 and are reflected in a letter agreement between AIG and Mr. Fitzsimons as of the same date (the “Agreement”).

The Agreement provides that as of the Effective Date, Mr. Fitzsimons’s initial annual target direct compensation will be $5,500,000, comprising an annual base salary of $1,000,000, a target 2022 short-term incentive opportunity of $1,700,000 and a target 2022 long-term incentive opportunity of $2,800,000. The Agreement also provides that Mr. Fitzsimons will receive 15,000 restricted stock units in December 2021 under AIG’s Long Term Incentive Plan, which award will vest in three equal tranches on the first, second and third anniversaries of the grant date. In addition, Mr. Fitzsimons will be entitled to severance for covered terminations in accordance with AIG’s Executive Severance Plan. Mr. Fitzsimons also will be entitled to benefits consistent with senior executives of AIG and reimbursement of reasonable business expenses, in each case in accordance with applicable AIG policies as in effect from time to time. Subject to applicable AIG policies, Mr. Fitzsimons will have use of AIG aircraft for business purposes and availability of spousal travel on AIG aircraft when accompanied by his spouse on business travel, access to AIG pool cars for commutation, and an annual cash perquisite allowance of $35,000. In addition, in accordance with the Company’s relocation policy, AIG will cover the cost of Mr. Fitzsimons’s relocation to the New York area.

Any bonus, equity or equity-based award or other incentive compensation granted to Mr. Fitzsimons will be subject to the AIG Clawback Policy (and any other AIG clawback policies as may be in effect from time to time).

 A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated December 7, 2021, between AIG and Shane Fitzsimons.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated December 7, 2021, between AIG and Shane Fitzsimons.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: December 9, 2021	By:	/s/ Ariel R. David
Name: Ariel R. David
Title: Vice President and Deputy Corporate Secretary